EXHIBIT 32.2

CERTIFICATION

I, Gregory A. Wells, Chief Financial Officer of NTS Realty Capital, Inc., the managing general partner of NTS Realty Holdings Limited Partnership (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.                                       The Annual Report on Form 10-K of the Company for the annual period ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78 o(d)); and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 23, 2012
Name:	/s/ Gregory A. Wells
Gregory A. Wells
Title:	Chief Financial Officer of NTS Realty Capital Inc., the Managing General Partner of NTS Realty Holdings Limited Partnership

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.